[ION NETWORKS LOGO]                                              NEWS RELEASE

                                       Contacts:   Ian Hirsch/Stephanie Prince
                                                   Morgen-Walke Associates, Inc.
                                                   212-850-5600
FOR IMMEDIATE RELEASE                              Francine Hardaway
                                                   Stealthmode.com
                                                   602-331-0997
                                                   francine@stealthmode.com
                                                   ------------------------

                   ION NETWORKS TO PROVIDE SBC COMMUNICATIONS

                          SECURE REMOTE ACCESS PRODUCTS

     (January 16, 2001 - Piscataway, New Jersey) - ION Networks, Inc.

(NASDAQ:IONN), THE PROACTIVE NETWORK INFRASTRUCTURE MANAGEMENT COMPANYSM and a

leader in network performance analysis and restoration, today announced that it will provide SBC Communications Inc. with its Sentinel 2000 product for use in

SBC's Advanced Solutions Inc. (ASI) subsidiary's 13-state data communications network. ION has received an order for 156 units and anticipates, based on the overall project, orders for up to two (2) thousand units over the next 12 months. The placing, size and timing of these anticipated orders are at SBC's discretion.



     The Sentinel 2000, which is NEBS-3 compliant, will provide secure console port access to data telecommunications equipment at SBC ASI sites. To facilitate management of the Sentinel devices, ION Networks will also provide PRIISMS

Manager systems. PRIISMS Manager will also be an authentication gateway to ensure that only authorized users have access to remote equipment as well as any data stored in the database. PRIISMS provides Multi-Level Access Control as well as an audit report of activity on each port.

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The deal is significant for ION Networks and makes SBC one of the company's largest customers. "The fact that a Tier One carrier such as SBC is purchasing

ION Networks' remote infrastructure management solution is an indication that peace of mind can be guaranteed for network managers by deploying both Sentinels and PRIISMS Manager," said Ron Sacks, CEO of ION Networks.



     The Sentinel 2000 monitors devices on the network as well as the health and configuration of the network, performs preventive and routine maintenance,

manages the flow of information, and performs data collection and analysis from one central point. The Sentinel 2000 is also capable of Environmental

Monitoring--checking real-world conditions that surround the data elements on the network. Environmental Monitoring uses analog sensors to monitor conditions such as temperature, humidity, and battery voltage.



     Sentinel 2000 features include: Secure Access, Alarm and Event Management,

Environmental Monitoring, Data Buffering and SNMP Management. The base model of the Sentinel 2000 is equipped with 4 host ports and can be expanded to include these additional options:


     Sentinel 2000H - one host expansion board (12 host ports) to total a 16 host port unit.


     Sentinel 2000H2 - two host expansion boards (24 host ports) to total a 28 host port unit.


     Sentinel 2000I - with I/O Expansion Board adds 72 Contact Closure Inputs plus 12 Mechanical Relays (6 latching/6 non-latching).


     For more information visit ION's web site at www.ion-networks.com.

ABOUT ION NETWORKS

ION Networks is a leading developer and manufacturer of software and hardware based solutions for secure network infrastructure management and automated performance analysis and restoration. Based in Piscataway, NJ, the Company has installed systems worldwide from its six direct sales offices in the U.S., its wholly owned subsidiaries in Livingston, Scotland and Antwerp, Belgium, its division in Fremont, California, and its distribution networks on four continents. IT'S ABOUT AVAILABILITYSM

This press release contains information that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements may be affected by certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from such forward-looking statements. Unless otherwise required by applicable securities laws, the Company assumes no obligation to update any such forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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